EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the “Company”) hereby appoint Frank H. Sanfilippo or Kevin C. Eichner as their Attorney-in-Fact for the purpose of signing the Company’s Securities Exchange Commission Form 10-K (and any and all Amendments thereto) for the year ended December 31, 2004.

Dated: January 26, 2005

Signatures	Title

/s/ PAUL J. MCKEE, JR.	Chairman of the Board of Directors

Paul J. McKee, Jr.

/s/ KEVIN C. EICHNER	Chief Executive Officer and Director

Kevin C. Eichner

/s/ PETER F. BENOIST	Executive Vice President and Director

Peter F. Benoist

/s/ PAUL R. CAHN	Director

Paul R. Cahn

/s/ WILLIAM H. DOWNEY	Director

William H. Downey

/s/ ROBERT E. GUEST, JR.	Director

Robert E. Guest, Jr.

/s/ RICHARD S. MASINTON	Director

Richard S. Masinton

/s/ BIRCH M. MULLINS	Director

Birch M. Mullins

/s/ JAMES J. MURPHY	Director

James Murphy

/s/ ROBERT E. SAUR	Director

Robert E. Saur

/s/ SANDRA VAN TREASE	Director

Sandra Van Trease

/s/ HENRY D. WARSHAW	Director

Henry D. Warshaw